UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 3, 2008
Washington Mutual, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Washington
(State or Other Jurisdiction of Incorporation)

1-14667	91-1653725
(Commission File Number)	(IRS Employer Identification No.)

1301 Second Avenue, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)
(206) 461-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 11, 2008, Washington Mutual, Inc. (the “Company”) entered into an engagement letter (the “Engagement Letter”) with Alvarez & Marsal North America, LLC (“A&M”), a management consulting firm. A&M’s engagement by the Company was approved by the Company’s Board of Directors (the “Board”) on October 11, 2008 and remains subject to approval by the Bankruptcy Court. Under the Engagement Letter, Mr. William Kosturos will act as the Company’s Chief Restructuring Officer and additional personnel (the “Additional Personnel”) will assist Mr. Kosturos in performing the duties outlined in the Engagement Letter.
Under the Engagement Letter, Mr. Kosturos and the Additional Personnel will perform a financial review of the Company, assist in developing for the review of the Board possible restructuring plans or strategic alternatives for maximizing the enterprise value of the Company’s various business lines and perform other services as reasonably requested or directed by the Board. Mr. Kosturos will also serve as the principal contact with the Company’s creditors with respect to the Company’s financial and operational matters. Mr. Kosturos will report to the Board until a successor CEO or other executive officer with direct supervision of the Company’s Chapter 11 bankruptcy is appointed, at which time Mr. Kosturos will report to such CEO or other executive officer and the Board. The Additional Personnel will report to Mr. Kosturos.
The Company will pay A&M $695 per hour for Mr. Kosturos’ services under the Engagement Letter and will pay A&M hourly rates ranging from $175 to $750 per hour for the services of the Additional Personnel. These rates are subject to adjustment annually at such time as A&M adjusts its rates generally. The Company will also reimburse A&M for the reasonable out-of-pocket expenses of Mr. Kosturos, the Additional Personnel and any other A&M personnel providing services to the Company. In addition, the Company will pay for the attorneys’ fees and expenses incurred by A&M in connection with the preparation, negotiation and approval of the Engagement Letter.
The Company will pay A&M a retainer fee of $250,000, to be credited against amounts due at termination of the engagement and returned upon the satisfaction of all obligations under the Engagement Letter.
The letter agreement may be terminated by either party without cause upon 30 days’ written notice. If the Company terminates the Engagement Letter for cause (as defined in the Engagement Letter) at any time, the Company will be relieved of all of its payment obligations thereunder, except for the payment of fees and expenses incurred by A&M through the effective date of termination, the maintenance of director and officer liability insurance covering Mr. Kosturos and the Additional Personnel for two years following termination of their services to the Company under the Engagement Letter and the obligation to indemnify A&M against certain claims or losses arising out of its performance of services for the Company.
A copy of the Engagement Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 11, 2008, the Board approved the removal of all of the Company’s officers with the exception of Alan Fishman, Chief Executive Officer, and Stewart Landefeld, Executive Vice President. The officers who were removed include Melissa J. Ballenger, Executive Vice President and Controller and Thomas W. Casey, Executive Vice President and Chief Financial Officer. Stephen J. Rotella, President and Chief Operating Officer, had previously tendered his resignation on October 3, 2008.
On October 11, 2008, the Board also appointed Mr. Kosturos as President, Vice President, General Auditor, Controller, Chief Financial Officer, Treasurer, Assistant Secretary and Chief Restructuring Officer (“CRO”). Mr. Kosturos will serve as the Company’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes. He was appointed as CRO in accordance with the terms of the Engagement Letter that the Company entered into with A&M described in Item 1.01 above. This Item hereby incorporates by reference the description of the Engagement Letter contained in Item 1.01 of this report.
Since June 2002, Mr. Kosturos, age 47, has been a Managing Director at A&M, a management consulting firm specializing in advisory and business consulting services for companies in transition. Mr. Kosturos specializes in interim management and advising and assisting boards of directors, investment groups, management groups and lenders in a wide range of turnaround, restructuring and reorganization situations. Most recently, Mr. Kosturos served as the Chief Restructuring Officer of Movie Gallery from June 2006 to May 2008. Previously, from February 2003 to June 2005, he served as interim Chief Executive Officer and Chief Restructuring Officer of The Spiegel Group.
Under the terms of the Engagement Letter, Mr. Kosturos will continue to be employed by A&M and, while rendering services to the Company, will continue to work with A&M personnel in connection with other unrelated matters. As a result, Mr. Kosturos will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans. The

Company will instead compensate A&M for Mr. Kosturos’ services. See the disclosure set forth in Item 1.01 above regarding the Engagement Letter with A&M, which is incorporated herein by reference in its entirety.
Item 8.01 Other Events
On October 14, 2008, the Company, WMI Investment Corporation, a subsidiary of the Company (“WMI Investment”), and JPMorgan Chase Bank, N.A. (“Chase”) filed a stipulation with the United States Bankruptcy Court for the District of Delaware (the “Court”) under which nearly $4.4 billion deposited in accounts with Washington Mutual Bank and Washington Mutual Bank fsb are agreed to belong to the Company, WMI Investment and their non-bank subsidiaries. The accounts holding the funds were part of the books and records transferred to Chase in connection with the Purchase and Assumption Agreement, Whole Bank entered into between Chase and the Federal Deposit Insurance Corporation, in its corporate capacity and as receiver of Washington Mutual Bank, Henderson, Nevada on September 25, 2008.
Under the terms of the stipulation, within one business day following an entry of an order from the Court approving the stipulation, Chase and Washington Mutual Bank fsb (“WMBfsb,” and, together with Chase, “JPM”) will transfer the funds that are the subject of the stipulation as the Company and WMI Investment may direct. The stipulation also provides, however, that prior to and after JPM’s transfer of the funds, the funds will remain subject to all claims, rights and remedies, if any, that JPM may have in the funds. In addition, the Company and WMI Investment grant (subject to the Court’s approval) a replacement lien in the transferred funds, with the replacement lien having the same force, effect, validity and priority as any setoff or lien rights would have had in such funds had such funds continued to be maintained where and as they were on September 26, 2008. Finally, the stipulation will not prejudice the rights of the Company and WMI Investment to identify additional accounts at Chase or WMBfsb or demonstrate that the accounts that are the subject of the stipulation have more funds than specified in the stipulation, or the rights of JPM to contest the existence of additional accounts at Chase or WMBfsb or additional amounts in the accounts that are the subject of the stipulation.
On October 15, 2008, the United States Attorney’s Office for the Western District of Washington announced that it, together with investigators from the Federal Bureau of Investigation (FBI), the Federal Deposit Insurance Corporation Office of Inspector General (FDIC-OIG), the Securities and Exchange Commission (SEC) and the Internal Revenue Service Criminal Investigations (IRS-CI), is examining the activities of Washington Mutual Bank, its leaders and others to determine if any federal laws were violated in connection with the failure of Washington Mutual.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Engagement Letter between Washington Mutual, Inc. and Alvarez & Marsal North America, LLC, dated October 11, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC. (Registrant)
Date: October 17, 2008	By:	/s/ Stewart M. Landefeld
Stewart M. Landefeld
Executive Vice President and Secretary